As Filed with the Securities and Exchange Commission on November 5, 1999

                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 TRIMERIS, INC.
               (Exact name of issuer as specified in its charter)

          Delaware                             56-1808663
   (State of Incorporation)       (IRS Employer Identification Number)

         4727 University Drive, Suite 100, Durham, North Carolina 27707
                    (Address of Principal Executive Offices)

                                 (919) 419-6050
              (Registrant's telephone number, including area code)

                                 TRIMERIS, INC.
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                          ----------------------------

                              Dr. Dani P. Bolognesi
              Chief Executive Officer and Chief Scientific Officer
                                 Trimeris, Inc.
                        4727 University Drive, Suite 100
                          Durham, North Carolina 27707
                                 (919) 419-6050
            (Name, address and telephone number of agent for service)

                          ----------------------------

                                    Copy to:
 John B. Watkins, Esquire                  Loryn C. Nembirkow
 Wilmer, Cutler & Pickering                Legal Counsel and Assistant Secretary
 2445 M Street, N.W.                       Trimeris, Inc.
 Washington, DC  20037                     4727 University Drive, Suite 100
 (202) 663-6000                            Durham, North Carolina 27707
                                           (919) 419-6050

                          ----------------------------

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

                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

                                                      Proposed               Proposed
       Title of                                        Maximum                Maximum
      Securities                Amount                Offering               Aggregate              Amount of
         to be                   to be                  Price                Offering             Registration
      Registered             Registered(1)            Per Share              Price (2)               Fee(2)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock,                  1,000,000 shares       $18.094              $ 14,842,523                 $  4,127.00
par value $0.001 per
share

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary pursuant to the Trimeris, Inc. Amended and Restated Stock Incentive Plan (the "Plan") in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event as provided under the terms of the Plan.

(2) In accordance with Rule 457(h) and Rule 457(c), the maximum aggregate offering price and the amount of the registration fee are computed on the basis of (a) for 328,187 shares not yet subject to options, $18.094, the average of the high and low prices reported in the Nasdaq Stock Market on November 1, 1999, and (b) for granted options for 671,813 shares, the actual exercise prices specified in those granted options (which range from $11.625 to $19.00).


                INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS

         Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 1,000,000 shares of common stock of the Registrant under the Trimeris, Inc. Amended and Restated Stock Incentive Plan. Shares of common stock were previously registered for issuance under the Plan on Form S-8 Registration Statements No. 333-44145 and No. 333-66401 filed with the Commission on or about January 12, 1998 and October 30, 1998, respectively. Pursuant to General Instruction E and except as set forth below, the contents of the Registrant's Form S-8 Registration Statements No. 333-44145 and No. 333-66401 are incorporated herein by reference.



                                     PART II

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of common stock offered hereby will be passed upon for Trimeris by Loryn C. Nembirkow, Legal Counsel and Assistant Secretary of Trimeris. Ms. Nembirkow is a full-time employee of Trimeris and owns shares of and options to purchase shares of the common stock of Trimeris.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, County of Durham, State of North Carolina on November 5, 1999.

                            TRIMERIS, INC.


                            /s/ Dani P. Bolognesi
                            ----------------------
                            Dani P. Bolognesi
                            Chief Executive Officer and Chief Scientific Officer



         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Dani P. Bolognesi or Timothy J. Creech his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on this 1st day of November 1999.

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
----- --------------------------------------------------------------------------------------------------------------


----- --------------------------------------------------------------------------------------------------------------
         Signatures                                                             Title

/s/ Dani P. Bolognesi                                         Chief Executive Officer
---------------------                                         (principal executive officer), Chief Scientific
             Dani P. Bolognesi                                Officer and Director


/s/ Robert R. Bonczek                                         Acting Chief Administrative Officer and
---------------------                                         Acting Chief Financial Officer (principal financial
             Robert R. Bonczek                                officer)


/s/ Timothy J. Creech                                         Director of Finance and Administration and Secretary
---------------------                                         (principal accounting officer)
         Timothy J. Creech

/s/ Jeffrey M. Lipton                                         Chairman of the Board
---------------------
         Jeffrey M. Lipton

/s/ Jesse I. Treu                                             Director
-----------------
         Jesse I. Treu, Ph.D.

/s/ Brian H. Dovey                                            Director
------------------
         Brian H. Dovey

/s/ Charles A. Sanders                                        Director
----------------------
         Charles A. Sanders, M.D.

/s/ J. Richard Crout                                          Director
--------------------
         J. Richard Crout, M.D.


                                  EXHIBIT INDEX



         Number                Description

         4.1                   Trimeris, Inc. Amended and Restated Stock Incentive Plan, as amended.

         5.1                   Opinion of Loryn C. Nembirkow, Legal Counsel and Assistant Secretary of Trimeris.

         23.1                  Consent of Independent Public Accountants.

         23.2                  Consent of Loryn C. Nembirkow,  Legal Counsel and Assistant Secretary of Trimeris.
                               (included in Exhibit 5.1).

         24.1                  Power of Attorney (included as part of the signature page to this Registration
                               Statement).

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